Filed Pursuant to Rule 424(b)(5)
Registration No. 333-171301

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
7.000% Notes due 2020	$1,500,000,000	100.00%	$1,500,000,000	$171,900.00

(1)	Calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (No. 333-171301) filed by Sprint Nextel Corporation on December 20, 2010.

PROSPECTUS SUPPLEMENT

(To prospectus dated December 20, 2010)

$1,500,000,000

Sprint Nextel Corporation

7.000% Notes due 2020

We are offering $1,500,000,000 aggregate principal amount of 7.000% Notes due 2020, which we refer to as the notes. We will pay interest on the notes on February 15 and August 15 of each year, beginning February 15, 2013. The notes will mature on August 15, 2020. We may redeem some or all of the notes at any time and from time to time at the redemption price described in this prospectus supplement under “Description of Notes—Optional redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of Notes—Repurchase of notes upon a Change of Control Triggering Event” occurs, we will be required to offer to purchase the notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued but unpaid interest to, but not including, the date of repurchase.

The notes will be general unsecured senior obligations and rank equally with our existing and future unsecured senior indebtedness. The notes will be effectively subordinated to the indebtedness (including guarantees) and other liabilities (including trade payables) of our subsidiaries, as well as our secured indebtedness to the extent of the value of the assets securing such debt.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

	Per Note	Total
Public offering price (1)	100.00%	$1,500,000,000
Underwriting discount	1.50%	$22,500,000
Proceeds, before expenses, to us (1)	98.50%	$1,477,500,000

(1) Plus accrued interest from August 14, 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about August 14, 2012.

Joint Book-Running Managers

J.P. Morgan			Deutsche Bank Securities

Barclays	BofA Merrill Lynch	Citigroup	Goldman, Sachs & Co.

Senior Co-Managers

Credit Suisse	Scotiabank	Wells Fargo Securities

Co-Manager

The Williams Capital Group, L.P.

The date of this prospectus supplement is August 9, 2012.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to “Sprint,” “we,” “us,” “our” or similar references mean Sprint Nextel Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov.

Our SEC filings are also available at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005. Our SEC filings are also available on our website at www.sprint.com, although the information on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain summaries of provisions contained in some of the documents discussed in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of certain of the documents referred to in this prospectus supplement have been filed with or are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

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Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Investor Relations, telephone: 800-259-3755.

This prospectus supplement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus supplement and the accompanying prospectus:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 27, 2012;

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2012, filed on May 3, 2012, and June 30, 2012, filed on August 2, 2012; and

•

Current reports on Form 8-K filed on February 13, 2012, February 27, 2012 (two reports filed), February 28, 2012, March 1, 2012, May 4, 2012, May 18, 2012 and August 8, 2012 and Form 8-K/A filed on February 28, 2012 (two reports filed).

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus supplement until the offering of the securities covered by this prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus supplement from the date of filing of those documents.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information relating to us contained in this prospectus supplement or the accompanying prospectus should be read together with the information in the documents incorporated by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “could,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to retain and attract subscribers;

•	the ability of our competitors to offer products and services at lower prices due to lower cost structures;

•

the effects of vigorous competition on a highly penetrated market, including the impact of competition on the price we are able to charge subscribers for services and equipment we provide and our ability to retain existing subscribers and attract new subscribers; the impact of equipment net subsidy costs; the impact of increased purchase commitments; the overall demand for our service offerings, including the impact of decisions of new or existing subscribers between our postpaid and prepaid services offerings and between our two network platforms; and the impact of new, emerging and competing technologies on our business;

•

the ability to generate sufficient cash flow to fully implement our network modernization plan, Network Vision, to improve and enhance our networks and service offerings, improve our operating margins, implement our business strategies and provide competitive new technologies;

•	the effective implementation of Network Vision, including timing, execution, technologies, and costs;

•	our ability to retain Nextel platform subscribers on the Sprint platform and mitigate related increases in churn;

•	our ability to access additional spectrum capacity, including through spectrum hosting arrangements;

•	changes in available technology and the effects of such changes, including product substitutions and deployment costs;

•	our ability to obtain additional financing on terms acceptable to us, or at all;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital;

•

the impact of unrelated parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide devices or infrastructure equipment for our networks;

•	the costs and business risks associated with providing new services and entering new geographic markets;

•

the financial performance of Clearwire Corporation and its subsidiary Clearwire Communications LLC (together, “Clearwire”) and its ability to fund, build, operate, and maintain its fourth generation (4G) network, including a Long Term Evolution (LTE) network;

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•	our ability to access Clearwire’s spectrum capacity;

•	the compatibility of Sprint’s LTE network with Clearwire’s LTE network;

•	the effects of mergers and consolidations and new entrants in the communications industry and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•	the impact of adverse network performance;

•

the costs or potential customer impacts of compliance with regulatory mandates including, but not limited to, compliance with the Federal Communications Commission’s (FCC) Report and Order to reconfigure the 800 MHz band (Report and Order);

•	equipment failure, natural disasters, terrorist acts or other breaches of network or information technology security;

•

one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes, or other external factors over which we have no control; and

•	other risks referenced from time to time in our filings with the SEC.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus supplement or the accompanying prospectus, including the information incorporated by reference, to reflect future events or developments.

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SUMMARY OF THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Sprint Nextel Corporation

Securities Offered	$1,500,000,000 aggregate principal amount of 7.000% Notes due 2020.

Maturity	The notes will mature on August 15, 2020.

Interest Rate	The notes will bear interest at 7.000% per annum.

Interest Payment Dates	Each February 15 and August 15, commencing February 15, 2013. Interest will accrue from August 14, 2012.

Ranking

The notes will be our general unsecured senior obligations and will:

• rank equally with our other unsecured senior indebtedness;

• be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including the subsidiary guarantees of our existing revolving credit facility, our loan agreement with Export Development Canada, which we refer to as our EDC loan, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

• be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

Optional Redemption

The notes will be redeemable, from time to time, as a whole or in part, at our option, at a redemption price equal to the greater of 100% of the principal amount of the notes to be redeemed, and the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined in “Description of Notes—Optional redemption”), plus 50 basis points; plus accrued interest to the date of redemption that has not been paid. See “Description of Notes—Optional redemption.”

Repurchase of notes upon a Change of Control Triggering Event

The occurrence of a Change of Control (as defined in “Description of Notes—Repurchase of notes upon a Change of Control Triggering Event”), together with a Ratings Decline (as defined in “Description of Notes—Repurchase of notes upon a Change of Control Triggering Event”), will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their aggregate principal amount, together with accrued and unpaid interest, if any, up to but excluding the date of repurchase.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, redemptions or service requirements of outstanding debt, network expansion and modernization and potential funding of Clearwire. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors

In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks related to the offering

The notes will be effectively subordinated to the debt (including guarantees) and other liabilities (including trade payables) of our subsidiaries and to any of our secured debt to the extent of the value of the assets securing such debt.

We are primarily a holding company, which means substantially all of our business operations are conducted, and substantially all of our consolidated assets are held, by our subsidiaries. These subsidiaries are separate and distinct legal entities that do not guarantee the notes and therefore they have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for such purpose, whether by dividends, loans or other payments. In the event of any liquidation, dissolution, reorganization, bankruptcy, insolvency or similar proceeding with respect to any of our subsidiaries, our right (and the consequent right of our creditors, including the holders of the notes) to participate in the distribution of, or to realize the proceeds from, that subsidiary’s assets will be effectively subordinated to the claims of such subsidiary’s creditors (including trade creditors). As a result, the notes will be effectively subordinated to all existing and future debt (including guarantees) and other liabilities of our subsidiaries. In addition, because the notes are unsecured, if we were to issue any secured debt, the notes would be effectively subordinated to that secured debt to the extent of the value of the assets securing such debt.

As of June 30, 2012, our consolidated indebtedness was approximately $21.3 billion. In addition, although Sprint Nextel Corporation, the parent corporation, has senior notes outstanding, the majority of the other long-term debt and capital lease obligations reflected in our consolidated financial statements has been issued by Sprint Nextel Corporation’s wholly-owned subsidiaries. As of June 30, 2012, Sprint Nextel Corporation, had approximately $10.0 billion in principal amount of debt outstanding, including amounts drawn under credit facilities but excluding outstanding letters of credit thereunder in the amount of $1.0 billion. In addition, as of June 30, 2012, principal of $10.5 billion of our long-term debt issued by Sprint Nextel Corporation’s wholly-owned subsidiaries was guaranteed by Sprint Nextel Corporation, of which approximately $6.7 billion was fully and unconditionally guaranteed. Our wholly-owned subsidiaries’ combined outstanding debt, financing and capital lease obligations totaled $11.3 billion in principal amount at June 30, 2012. Also as of June 30, 2012, our wholly-owned subsidiaries that guarantee our revolving credit facility also guaranteed $4.5 billion in principal amount of outstanding debt issued by Sprint Nextel Corporation.

Our cash flow and our ability to meet our payment obligations on our debt, including the notes, is dependent on the earnings of our subsidiaries and the distribution of those earnings to us in the form of dividends, loans, advances or other payments. The indenture governing the notes does not contain any covenants that restrict the ability of our subsidiaries to agree to covenants or enter into other arrangements that would limit the ability of our subsidiaries to make distributions to us. The indentures and financing arrangements of certain of our subsidiaries contain provisions that limit the ability of the subsidiaries to pay dividends on their common stock, and future debt agreements may contain more restrictive provisions which could adversely affect our ability to meet our payment obligations on our debt, including the notes.

The indenture, together with the supplemental indenture, that governs the notes does not restrict our or our subsidiaries’ ability to incur additional indebtedness, which could make our debt securities, including the notes, more risky in the future.

As of June 30, 2012, our consolidated indebtedness was approximately $21.3 billion. The indenture, together with the supplemental indenture, that governs the notes does not restrict our ability or our subsidiaries’ ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the notes, including:

•	making it harder for us to satisfy our obligations under the notes;

•	a loss in trading value;

•	a risk that the credit rating of the notes is lowered or withdrawn;

•	limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes;

•	requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

•	limiting our flexibility to plan for, or react to, changes in our businesses;

•	making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

•	making us more vulnerable to a downturn in our businesses.

If an active trading market for the notes does not develop or last, you may not be able to resell your notes when desired, at their fair market value or at all.

The notes constitute new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, the market price of the notes may decline depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes when desired, at their fair market value or at all.

In certain instances, it is possible for the indenture governing the notes to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of the notes voting together with the holders of other of our debt securities, voting together as a single class.

Subject to certain exceptions, the indenture governing the notes may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture, including the notes. In addition to the notes offered hereby, there are six series of debt securities issued and outstanding under the indenture, representing a total of $9.3 billion aggregate principal amount. With respect to any such series of debt securities, the required consent can be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series issued under the indenture affected by that amendment, voting as a single class. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived by (i) the holders of a majority in principal amount of that series of debt securities or (ii) the holders of a majority in principal amount of that series of debt securities and all other series affected by the waiver, whether issued under the indenture or any of our other indentures providing for such aggregated voting, all voting as a single class. As a result, it is possible in certain circumstances for the indenture governing the notes to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of the notes outstanding.

We may not have sufficient funds to repurchase the notes upon a Change of Control, and certain strategic transactions may not constitute a Change of Control.

The terms of the notes will require us to make an offer to repurchase the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in “Description of Notes—Repurchase of notes upon a Change of Control Triggering Event”) at a purchase price equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes up to but excluding the date of repurchase. It is possible that we will not have sufficient funds upon a Change of Control and Ratings Decline to make the required repurchase of notes and any failure to do so could result in cross defaults under our other debt agreements. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the notes, regardless of the occurrence of a change of control triggering event.

We frequently evaluate and may in the future enter into strategic transactions. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, an acquisition, merger or sale of assets. In the future, we could enter into certain transactions that, although material, would not result in a change of control triggering event within the meaning of the indenture and, therefore, would not require us to make an offer to purchase the notes. Such transactions could significantly increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Risks related to our business and operations

If we are not able to retain and attract wireless subscribers, our financial performance will be impaired.

We are in the business of selling communications services to subscribers, and our economic success is based on our ability to retain current subscribers and attract new subscribers. If we are unable to retain and attract wireless subscribers, our financial performance will be impaired, and we could fail to meet our financial obligations, which could result in several outcomes, including controlling investments by third parties, takeover bids, liquidation of assets or insolvency. Beginning in 2008 through June 30, 2012, we experienced decreases in our total retail postpaid subscriber base of approximately 9.0 million subscribers (excluding the impact of our 2009 acquisitions), while our two largest competitors increased their subscribers during that period. In addition, our average postpaid churn rate was 1.90%, 1.86% and 1.95% for the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010, respectively, while our two largest competitors had churn rates that were substantially lower. Although we have begun to see a reduction in our net loss of postpaid subscribers, if this trend does not continue, our financial condition, results of operations and liquidity could be materially adversely affected.

Our ability to retain our existing subscribers and to compete successfully for new subscribers and reduce our rate of churn depends on:

•

our successful execution of marketing and sales strategies, including the acceptance of our value proposition; service delivery and customer care activities, including new account set up and billing; and our credit and collection policies;

•	Clearwire’s ability to successfully obtain additional financing for the continued operation and build-out of its 4G networks;

•	our ability to access Clearwire’s spectrum;

•

the successful deployment and completion of our network modernization plan, Network Vision, including a multi-mode network infrastructure, successful LTE implementation and deployment, and push-to-talk capabilities of comparable quality to our existing Nextel platform push-to-talk capabilities;

•

our ability to mitigate churn as we migrate Nextel platform push-to-talk subscribers to other offerings on our Sprint platform, which include future offerings on our multi-mode network, such as Sprint Direct Connect®;

•	actual or perceived quality and coverage of our networks, including Clearwire’s 4G network;

•	public perception about our brands;

•	our ability to anticipate and develop new or enhanced technologies, products and services that are attractive to existing or potential subscribers;

•	our ability to access additional spectrum, including through spectrum hosting arrangements;

•

our ability to anticipate and respond to various competitive factors affecting the industry, including new technologies, products and services that may be introduced by our competitors, changes in consumer preferences, demographic trends, economic conditions, and discount pricing and other strategies that may be implemented by our competitors; and

•	our ability to maintain our current mobile virtual network operator (MVNO) relationships and to enter into new arrangements with MVNOs.

Our recent success in attracting more postpaid subscribers and reducing postpaid churn on our Sprint platform may also not be sustainable. Our ability to retain subscribers may be negatively affected by industry trends related to subscriber contracts. For example, we and our competitors no longer require subscribers to renew their contracts when making changes to their pricing plans. These types of changes could negatively affect our ability to retain subscribers and could lead to an increase in our churn rates if we are not successful in providing an attractive product and service mix.

Moreover, service providers frequently offer wireless equipment, such as devices, below acquisition cost as a method to retain and attract subscribers that enter into wireless service agreements for periods usually extending 12 to 24 months. Equipment cost in excess of the revenue generated from equipment sales is referred to in the industry as equipment net subsidy and is generally recognized when title of the device passes to the dealer or end-user subscriber. The cost of multi-functional devices, such as smartphones, including the iPhone, has increased significantly in recent years as a result of enhanced capabilities and functionality. At the same time, wireless service providers continue to compete on the basis of price, including the price of devices offered to subscribers, which has resulted in increased equipment net subsidy. We have entered into a purchase commitment with Apple, Inc. that increases the average equipment net subsidy for postpaid devices resulting in a reduction to consolidated results from operations and reduced cash flow from operations associated with initiation of service for these devices until such time that retail service revenues associated with customers acquiring these devices exceeds such costs.

We expect to incur expenses to attract new subscribers, improve subscriber retention and reduce churn, but there can be no assurance that our efforts will result in new subscribers or a lower rate of subscriber churn. Subscriber losses and a high rate of churn adversely affect our business, financial condition and results of operations because they result in lost revenues and cash flow. Although attracting new subscribers and retention of existing subscribers are important to the financial viability of our business, there is an added focus on retention because the cost of adding a new subscriber is higher than the cost associated with retention of an existing subscriber.

As the wireless market matures, we must increasingly seek to attract subscribers from competitors and face increased credit risk from new postpaid wireless subscribers.

We and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of wireless services. Beginning in 2008 through June 30, 2012, we experienced decreases in our total retail postpaid subscriber base of approximately 9.0 million subscribers (excluding the impact of our 2009 acquisitions), while our two largest competitors increased their subscribers over the same period.

In addition, the higher market penetration also means that subscribers purchasing postpaid wireless services for the first time, on average, have lower credit scores than existing wireless subscribers, and the number of these subscribers we are willing to accept is dependent on our credit policies, which are less stringent than our investment grade competitors. To the extent we cannot compete effectively for new subscribers or if they are not creditworthy, our revenues and results of operations will be adversely affected.

Competition and technological changes in the market for wireless services could negatively affect our average revenue per subscriber, subscriber churn, operating costs and our ability to attract new subscribers, resulting in adverse effects on our revenues, future cash flows, growth and profitability.

We compete with a number of other wireless service providers in each of the markets in which we provide wireless services, and we expect competition may increase if additional spectrum is made available for commercial wireless services and as new technologies are developed and launched. As competition among wireless communications providers has increased, we have created certain unlimited pricing plans that have resulted and we continue to expect to result in increased usage of data on our network. Competition in pricing and service and product offerings may also adversely impact subscriber retention and our ability to attract new subscribers, with adverse effects on our results of operations. A decline in the average revenue per subscriber coupled with a decline in the number of subscribers would negatively impact our revenues, future cash flows, growth and overall profitability, which, in turn, could impact our ability to meet our financial obligations.

The wireless communications industry is experiencing significant technological change, including improvements in the capacity and quality of digital technology and the deployment of unlicensed spectrum devices. This change causes uncertainty about future subscriber demand for our wireless services and the prices that we will be able to charge for these services. Spending by our competitors on new wireless services and network improvements could enable our competitors to obtain a competitive advantage with new technologies or enhancements that we do not offer. Rapid change in technology may lead to the development of wireless communications technologies, products or alternative services that are superior to our technologies, products, or services or that consumers prefer over ours. If we are unable to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we may not be able to compete effectively and could lose subscribers to our competitors.

Some competitors and new entrants may be able to offer subscribers network features or products and services not offered by us, coverage in areas not served by our wireless networks or pricing plans that are lower than those offered by us, all of which would negatively affect our average revenue per subscriber, subscriber churn, ability to attract new subscribers, and operating costs. For example, our prepaid services compete with several carriers, including Metro PCS and Leap Wireless, which offer competitively-priced prepaid calling plans that include unlimited long distance, texting and, in some cases, unlimited data (including 4G). In addition, we may lose subscribers of our higher priced plans to our prepaid offerings.

The success of our network modernization plan, Network Vision, will depend on the timing, extent and cost of implementation; the performance of third-parties and related parties; upgrade requirements; and the availability and reliability of the various technologies required to provide such modernization.

We must continually invest in our wireless network in order to continually improve our wireless service to meet the increasing demand for usage of our data and other non-voice services and remain competitive.

Improvements in our service depend on many factors, including continued access to and deployment of adequate spectrum. We must maintain and expand our network capacity and coverage as well as the associated wireline network needed to transport voice and data between cell sites. If we are unable to obtain access to additional spectrum to increase capacity or to deploy the services subscribers desire on a timely basis or at acceptable costs while maintaining network quality levels, our ability to retain and attract subscribers could be materially adversely affected, which would negatively impact our operating margins.

We are implementing Network Vision, which is a multi-year infrastructure initiative intended to reduce operating costs and provide subscribers with an enhanced network experience by improving voice quality, coverage and data speeds, while enhancing network flexibility and improving environmental sustainability. The focus of the plan is on upgrading the existing Sprint platform and providing flexibility for new 4G technologies, including LTE. If Network Vision does not provide a competitive LTE network, an enhanced network experience, or is unable to provide Sprint platform push-to-talk capabilities, such as Sprint Direct Connect®, of comparable quality to the push-to-talk capabilities of our existing Nextel platform or our competitors’ similar services, our ability to provide enhanced wireless services to our subscribers, to retain and attract subscribers, and to maintain and grow our subscriber revenues could be adversely affected.

Using a new and sophisticated technology on a very large scale entails risks. For example, deployment of new technology, including LTE, may adversely affect the performance of existing services on our networks. Should implementation of our upgraded network be delayed or costs exceed expected amounts, our margins would be adversely affected and such effects could be material. Should the delivery of services expected to be deployed on our upgraded network be delayed due to technological constraints, performance of third-party suppliers, zoning and leasing restrictions or permit issues, or other reasons, the cost of providing such services could become higher than expected, which could result in higher costs to customers, potentially resulting in decisions to purchase services from our competitors which would adversely affect our revenues, profitability and cash flow from operations.

We are migrating existing Nextel platform subscribers to other offerings on our Sprint platform, including existing or future offerings on our multi-mode network, such as Sprint Direct Connect®. The successful deployment and market acceptance of Network Vision has resulted in and is expected to continue to result in incremental charges during the period of implementation including, but not limited to, an increase in depreciation and amortization associated with existing assets, due to changes in our estimates of the remaining useful lives of long-lived assets, and the expected timing of asset retirement obligations. Our ability to transition subscribers from the Nextel platform to offerings on the Sprint platform is dependent, in part, upon the success of Sprint Direct Connect® and subscriber satisfaction with this technology.

Failure to complete development, testing and deployment of new technology that supports new services, including LTE, could affect our ability to compete in the industry. The deployment of new technology and new service offerings could result in network degradation or the loss of subscribers. In addition, the technology we currently use, including WiMAX, may place us at a competitive disadvantage.

We develop, test and deploy various new technologies and support systems intended to enhance our competitiveness by both supporting new services and features and reducing the costs associated with providing those services. Successful development and implementation of technology upgrades depend, in part, on the willingness of third parties to develop new applications or devices in a timely manner. We may not successfully complete the development and rollout of new technology and related features or services in a timely manner, and they may not be widely accepted by our subscribers or may not be profitable, in which case we could not recover our investment in the technology. Deployment of technology supporting new service offerings may also adversely affect the performance or reliability of our networks with respect to both the new and existing services and may require us to take action like curtailing new subscribers in certain markets. Any resulting subscriber dissatisfaction could affect our ability to retain subscribers and have an adverse effect on our results of operations and growth prospects.

Our wireless networks currently provide services utilizing CDMA, iDEN and LTE technologies. Wireless subscribers served by CDMA and iDEN technologies represent a smaller portion of global wireless subscribers than the subscribers served by wireless networks that utilize Global System for Mobile Communications (GSM) technology. As a result, our costs with respect to both CDMA and iDEN network equipment and devices may continue to be higher than the comparable costs incurred by our competitors who use GSM technology, which may place us at a competitive disadvantage. See “The success of our network modernization plan, Network Vision, will depend on the timing, extent and cost of implementation; the performance of third-parties and related parties; upgrade requirements; and the availability and reliability of the various technologies required to provide such modernization.”

We have expended significant resources and made substantial investments to deploy a 4G mobile broadband network through our equity method investment in Clearwire using WiMAX technology. As part of Network Vision, we announced that we currently intend to continue selling WiMAX devices through 2012 and that we expect to continue to support such devices for a period of time after that, as we transition to LTE. The failure to successfully design, build and deploy our LTE network, or a loss of or inability to access Clearwire’s spectrum could increase subscriber losses, increase our costs of providing services or increase our churn. Other competing technologies may have advantages over our current or planned technology and operators of other networks based on those competing technologies may be able to deploy these alternative technologies at a lower cost and more quickly than the cost and speed with which Clearwire provides 4G MVNO services to us or with which we deploy our LTE network, which may allow those operators to compete more effectively or may require us and Clearwire to deploy additional technologies. See “Risks related to our investment in Clearwire” below for additional risks related to our investment in Clearwire and the operation of its 4G network.

Current economic and market conditions, our recent financial performance, our high debt levels, and our debt ratings could negatively impact our access to the capital markets resulting in less growth than planned or failure to satisfy financial covenants under our existing debt agreements.

We expect to incur additional debt in the future for a variety of reasons, such as Network Vision and working capital needs, including equipment net subsidies, future investments or acquisitions. Our ability to arrange additional financing will depend on, among other factors, current economic and market conditions, our financial performance, our high debt levels, and our debt ratings. Some of these factors are beyond our control, and we may not be able to arrange additional financing on terms acceptable to us or at all. Failure to obtain suitable financing when needed could, among other things, result in our inability to continue to expand our businesses and meet competitive challenges, including implementation of Network Vision on our current timeline.

The continued instability in the global financial markets has resulted in periodic volatility in the credit, equity and fixed income markets. This volatility could limit our access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to us, or at all.

We have incurred substantial amounts of indebtedness to finance operations and other general corporate purposes. We expect to incur additional amounts of indebtedness in the future, which may be substantial. At June 30, 2012, our total debt was approximately $21.3 billion. As a result, we are highly leveraged and will continue to be highly leveraged. Accordingly, our debt service requirements are significant in relation to our revenues and cash flow. This leverage exposes us to risk in the event of downturns in our businesses (whether through competitive pressures or otherwise), in our industry or in the economy generally, and may impair our operating flexibility and our ability to compete effectively, particularly with respect to competitors that are less leveraged.

The debt ratings for our notes are currently below the “investment grade” category, which results in higher borrowing costs than investment grade debt as well as reduced marketability of our debt. Our debt ratings could be further downgraded for various reasons, including if we incur significant additional indebtedness, or if we do not generate sufficient cash from our operations, which would likely increase our future borrowing costs and could adversely affect our ability to obtain additional capital.

Our credit facility, which expires in October 2013, required that we maintain a ratio of total indebtedness to trailing four quarters earnings before interest, taxes, depreciation and amortization and certain other non-recurring items as defined by the credit facility (adjusted EBITDA), of no more than 4.5 to 1.0, as of any fiscal quarter ending on or before March 31, 2012. The required ratio was reduced to 4.25 to 1.0 for quarters ending after March 31, 2012, and will be further reduced to 4.0 to 1.0 for quarters ending after December 31, 2012. As of June 30, 2012, the ratio was 3.4 to 1.0. If we do not continue to satisfy this required ratio, we will be in default under our credit facility, which would trigger defaults under our other debt obligations, which in turn could result in the maturities of certain debt obligations being accelerated. While we recently amended our credit facility to redefine adjusted EBITDA by adding back certain net equipment costs, there can be no assurance that we will continue to comply with the covenant as modified or that, if needed, we can obtain amendments or waivers in the future. We also have an unsecured loan agreement with Export Development Canada and a secured equipment credit facility secured by a lien on the equipment purchased. Both of these facilities have terms similar to those of our credit facility.

In addition to the covenants in our credit facility, our EDC loan and our secured equipment credit facility, certain indentures governing our notes limit, among other things, our ability to incur additional debt, pay dividends, create liens and sell, transfer, lease or dispose of assets. Such restrictions could adversely affect our ability to access the capital markets or engage in certain transactions.

The trading price of our common stock has been and may continue to be volatile and may not reflect our actual operations and performance.

Market and industry factors may seriously harm the market price of our common stock, regardless of our actual operations and performance. Stock price volatility and sustained decreases in our share price could subject our shareholders to losses and us to takeover bids or lead to action by the NYSE. The trading price of our common stock has been, and may continue to be, subject to fluctuations in price in response to various factors, some of which are beyond our control, including, but not limited to:

•

quarterly announcements and variations in our results of operations or those of our competitors, either alone or in comparison to analysts expectations or prior company estimates, including announcements of subscriber counts, rates of churn, and operating margins that would result in downward pressure on our stock price;

•	the cost and availability or perceived availability of additional capital and market perceptions relating to our access to this capital;

•	seasonality or other variations in our subscriber base, including our rate of churn;

•	announcements by us or our competitors of acquisitions, new products, technologies, significant contracts, commercial relationships or capital commitments;

•	the performance of Clearwire and Clearwire’s Class A common stock or speculation about the possibility of future actions we or other significant shareholders may take in connection with Clearwire;

•	disruption to our operations or those of other companies critical to our network operations;

•	market speculation or announcements by us regarding the entering into, or termination of, material transactions;

•	our ability to develop and market new and enhanced technologies, products and services on a timely and cost-effective basis, including implementation of Network Vision and our networks;

•	recommendations by securities analysts or changes in their estimates concerning us;

•	the incurrence of additional debt, dilutive issuances of our stock, short sales or hedging of, and other derivative transactions, in our common stock;

•	any significant change in our board of directors or management;

•	litigation;

•	changes in governmental regulations or approvals; and

•	perceptions of general market conditions in the technology and communications industries, the U.S. economy and global market conditions.

Consolidation and competition in the wholesale market for wireline services, as well as consolidation of our roaming partners and access providers used for wireless services, could adversely affect our revenues and profitability.

Our Wireline segment competes with AT&T, Verizon Communications, CenturyLink, Level 3 Communications Inc., other major local incumbent operating companies, and cable operators, as well as a host of smaller competitors. Some of these companies have high-capacity, IP-based fiber-optic networks capable of supporting large amounts of voice and data traffic. Some of these companies claim certain cost structure advantages that, among other factors, may allow them to offer services at lower prices than we can. In addition, consolidation by these companies could lead to fewer companies controlling access to more cell sites, enabling them to control usage and rates, which could negatively affect our revenues and profitability.

We provide wholesale services under long-term contracts to cable television operators which enable these operators to provide consumer and business digital telephone services. These contracts may not be renewed as they expire. Increased competition and the significant increase in capacity resulting from new technologies and networks may drive already low prices down further. AT&T and Verizon Communications continue to be our two largest competitors in the domestic long distance communications market. We and other long distance carriers depend heavily on local access facilities obtained from incumbent local exchange carriers (ILECs) to serve our long distance subscribers, and payments to ILECs for these facilities are a significant cost of service for our Wireline segment. The long distance operations of AT&T and Verizon Communications have cost and operational advantages with respect to these access facilities because those carriers serve significant geographic areas, including many large urban areas, as the ILECs.

In addition, our Wireless segment could be adversely affected by changes in rates and access fees that result from consolidation of our roaming partners and access providers, which could negatively affect our revenues and profitability.

The blurring of the traditional dividing lines among long distance, local, wireless, video and Internet services contributes to increased competition.

The traditional dividing lines among long distance, local, wireless, video and Internet services are increasingly becoming blurred. Through mergers, joint ventures and various service expansion strategies, major providers are striving to provide integrated services in many of the markets we serve. This trend is also reflected in changes in the regulatory environment that have encouraged competition and the offering of integrated services.

We expect competition to intensify as a result of the entrance of new competitors or the expansion of services offered by existing competitors, and the rapid development of new technologies, products and services. We cannot predict which of many possible future technologies, products, or services will be important to maintain our competitive position or what expenditures we will be required to make in order to develop and provide these technologies, products or services. To the extent we do not keep pace with technological advances or fail to timely respond to changes in the competitive environment affecting our industry, we could lose market share or experience a decline in revenue, cash flows and net income. As a result of the financial strength and benefits of scale enjoyed by some of our competitors, they may be able to offer services at lower prices than we can, thereby adversely affecting our revenues, growth and profitability.

If we are unable to improve our results of operations, we face the possibility of additional charges for impairments of long-lived assets. Further, our future operating results will be impacted by our share of Clearwire’s net loss, which will likely negatively affect our results of operations. The carrying value of our investment in Clearwire may be subject to further impairment.

We review our long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount may not be recoverable. If we continue to have operational challenges, including obtaining and retaining subscribers, our future cash flows may not be sufficient to recover the carrying value of our long-lived assets, and we could record asset impairments that are material to our consolidated results of operations and financial condition. If we continue to have challenges retaining subscribers and as we assess the deployment of Network Vision, management may conclude, in future periods, that certain equipment assets will never be either deployed or redeployed, in which case additional cash and/or non-cash charges that could be material to our consolidated financial statements would be recognized.

We account for our investment in Clearwire using the equity method of accounting and, as a result, we record our share of Clearwire’s net income or net loss, which could adversely affect our consolidated results of operations. Clearwire reported that it will need substantial additional capital over the intermediate and long-term. Clearwire’s ability, however, to raise sufficient additional capital on acceptable terms, or at all, remains uncertain. In addition, Clearwire reported that if it fails to obtain additional capital, its business prospects, financial condition and results of operations will likely be materially and adversely affected, and it will be forced to consider all available alternatives. Additional declines in the value of Clearwire may require us to reevaluate the decline in relation to the carrying value of our investment in Clearwire. A conclusion by us that additional declines in the value of Clearwire are other than temporary could result in an additional impairment, which could be material.

We have entered into agreements with unrelated parties for certain business operations. Any difficulties experienced in these arrangements could result in additional expense, loss of subscribers and revenue, interruption of our services or a delay in the roll-out of new technology.

We have entered into agreements with unrelated parties for the day-to-day execution of services, provisioning and maintenance for our wireless and wireline networks, for the implementation of Network Vision, and for the development and maintenance of certain software systems necessary for the operation of our business. We also have agreements with unrelated parties to provide customer service and related support to our wireless subscribers and outsourced aspects of our wireline network and back office functions to unrelated parties. In addition, we have sublease agreements with unrelated parties for space on communications towers. As a result, we must rely on unrelated parties to perform certain of our operations and, in certain circumstances, interface with our subscribers. If these unrelated parties were unable to perform to our requirements, we would have to pursue alternative strategies to provide these services and that could result in delays, interruptions, additional expenses and loss of subscribers.

The products and services utilized by us and our suppliers and service providers may infringe on intellectual property rights owned by others.

Some of our products and services use intellectual property that we own. We also purchase products from suppliers, including device suppliers, and outsource services to service providers, including billing and customer care functions, that incorporate or utilize intellectual property. We and some of our suppliers and service providers have received, and may receive in the future, assertions and claims from third parties that the products or software utilized by us or our suppliers and service providers infringe on the patents or other intellectual property rights of these third parties. These claims could require us or an infringing supplier or service provider to cease certain activities or to cease selling the relevant products and services. These claims can be time-consuming and costly to defend, and divert management resources. If these claims are successful, we could be forced to pay significant damages or stop selling certain products or services or stop using certain trademarks, which could have an adverse effect on our results of operations.

Government regulation could adversely affect our prospects and results of operations; the FCC and state regulatory commissions may adopt new regulations or take other actions that could adversely affect our business prospects, future growth or results of operations.

The FCC and other federal, state and local, as well as international, governmental authorities have jurisdiction over our business and could adopt regulations or take other actions that would adversely affect our business prospects or results of operations.

The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated by the FCC and, depending on the jurisdiction, international, state and local regulatory agencies. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands.

The FCC grants wireless licenses for terms of generally ten years that are subject to renewal and revocation. There is no guarantee that our licenses will be renewed. Failure to comply with FCC requirements in a given license area could result in revocation of the license for that license area.

Depending on their outcome, the FCC’s proceedings regarding regulation of special access rates could affect the rates paid by our Wireless and Wireline segments for special access services in the future. Similarly, depending on their outcome, the FCC’s proceedings on the regulatory classification of VoIP services could affect the intercarrier compensation rates and the level of Universal Service Fund (USF) contributions paid by us.

Various states are considering regulations over terms and conditions of service, including certain billing practices and consumer-related issues that may not be pre-empted by federal law. If imposed, these regulations could make it more difficult and expensive to implement national sales and marketing programs and could increase the costs of our wireless operations.

Degradation in network performance caused by compliance with government regulation, such as “net neutrality,” loss of spectrum or additional rules associated with the use of spectrum in any market could result in an inability to attract new subscribers or higher subscriber churn in that market, which could adversely affect our revenues and results of operations. In addition, additional costs or fees imposed by governmental regulation could adversely affect our revenues, future growth and results of operations.

Proposed regulatory developments regarding the use of “conflict” minerals mined from the Democratic Republic of Congo and adjoining countries could affect the sourcing and availability of minerals used in the manufacture of certain products, including handsets. Although we do not buy raw materials, manufacture, or produce any electronic equipment directly, the proposed regulation may affect some of our suppliers. As a result, there may only be a limited pool of suppliers who provide conflict free metals, and we cannot assure you that we will be able to obtain products in sufficient quantities or at competitive prices. Also, because our supply chain is complex, we may face reputational challenges with our customers and other stakeholders if we are unable to sufficiently verify the origins for all metals used in the products that we sell.

Changes to the federal Lifeline Assistance Program could negatively impact the growth of the Assurance Wireless™ and wholesale subscriber base and the profitability of the Assurance Wireless™ and wholesale business overall.

Virgin Mobile USA, L.P., our wholly-owned subsidiary, offers service to low-income subscribers eligible for the federal Lifeline Assistance program under the brand Assurance Wireless Brought to You By Virgin Mobile, which we refer to as Assurance Wireless. Assurance Wireless™ provides a monthly discount to eligible subscribers in the form of a free block of minutes. Moreover, some of our wholesale customers also offer service to subscribers eligible for the federal Lifeline Assistance program. This discount is subsidized by the Low-Cost Program of the federal USF and administered by the Universal Service Administrative Company. Lifeline service is offered by both wireline and wireless companies, but more recent wireless entry, particularly by prepaid carriers with a focus on lower income consumers, has caused a rapid increase in the amount of USF support directed toward the Lifeline program. The FCC recently adopted reforms to the Low Income program to increase program effectiveness and efficiencies. More stringent eligibility and certification requirements will make it more difficult for all Lifeline service providers to sign up and retain Lifeline subscribers. The growth in the Lifeline program has caused some regulators and legislators to question the structure of the current program and the FCC is continuing to review the growth of the program. Changes in the Lifeline program as a result of the ongoing FCC proceeding or other legislation has and could continue to negatively impact growth in the Assurance Wireless™ and wholesale subscriber base and/or the profitability of the Assurance Wireless™ and wholesale business overall.

If our business partners and subscribers fail to meet their contractual obligations it could negatively affect our results of operations.

The current economic environment has made it difficult for businesses and consumers to obtain credit, which could cause our suppliers, distributors and subscribers to have problems meeting their contractual obligations with us. If our suppliers are unable to fulfill our orders or meet their contractual obligations with us, we may not have the services or devices available to meet the needs of our current and future subscribers, which could cause us to lose current and potential subscribers to other carriers. In addition, if our distributors are unable to stay in business, we could lose distribution points, which could negatively affect our business and results of operations. Finally, if our subscribers are unable to pay their bills or potential subscribers feel they are unable to take on additional financial obligations, they may be forced to forgo our services, which could negatively affect our results of operations.

Our reputation and business may be harmed and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our subscribers’ or our own information or other breaches of our information security.

We make extensive use of online services and centralized data processing, including through third-party service providers. The secure maintenance and transmission of customer information is an important element of our operations. Our information technology and other systems that maintain and transmit customer information, or those of service providers, may be compromised by a malicious third-party penetration of our network security, or that of a third-party service provider, or impacted by advertent or inadvertent actions or inactions by our employees, or those of a third-party service provider. As a result, our subscribers’ information may be lost, disclosed, accessed or taken without the subscribers’ consent.

In addition, we, and third-party service providers process and maintain our proprietary business information and data related to our business-to-business customers or suppliers. Our information technology and other systems that maintain and transmit this information, or those of service providers, may also be compromised by a malicious third-party penetration of our network security or that of a third-party service provider, or impacted by intentional or inadvertent actions or inactions by our employees or those of a third-party service provider. As a result, our business information, or subscriber or supplier data may be lost, disclosed, accessed or taken without consent.

Any loss, disclosure or misappropriation of, or access to, subscribers’ information or other breach of our information security can result in legal claims or proceedings, including regulatory investigations and actions, may have an adverse impact on our reputation and may adversely affect our business, operating results and financial condition.

Our business could be negatively impacted by threats and other disruptions.

Major equipment failures, natural disasters, including severe weather, terrorist acts or other breaches of network or information technology security that affect our wireline and wireless networks, including transport facilities, communications switches, routers, microwave links, cell sites or other equipment or third-party owned local and long-distance networks on which we rely, could have a material adverse effect on our operations.

These events could disrupt our operations, require significant resources, result in a loss of subscribers or impair our ability to attract new subscribers, which in turn could have a material adverse effect on our business, results of operations and financial condition.

Concerns about health risks associated with wireless equipment may reduce the demand for our services.

Portable communications devices have been alleged to have adverse health affects, due to radio frequency emissions from these devices. The actual or perceived risk of using mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Although the FDA and FCC have both noted that the weight of the scientific evidence does not link cell phone use to cancer or any health problems, further research and studies are ongoing; we have no reason to expect those studies to reach a different conclusion, but we cannot guarantee that additional studies will not demonstrate a link between radio frequency emissions and health concerns.

Risks related to our investment in Clearwire

We are a major shareholder of Clearwire, a term we use to refer to the consolidated entity of Clearwire Corporation and its subsidiary Clearwire Communications LLC. Under this section, we have included certain important risk factors with respect to our investment in Clearwire. For more discussion of Clearwire and the risks affecting Clearwire, you should refer to Clearwire’s annual report on Form 10-K for the year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012. The contents of Clearwire’s SEC filings are expressly not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Our investment in Clearwire exposes us to risks because we do not control the board, determine the strategies, manage operations or control management, including decisions relating to the operation and build-out of its 4G networks, and the value of our investment in Clearwire or our financial performance may be adversely affected by decisions made by Clearwire or other large investors in Clearwire that are adverse to our interests.

We do not control Clearwire’s board, nor do we manage the operations of Clearwire or control management. Clearwire has a group of investors that are represented on Clearwire’s board of directors. These investors may have interests that diverge from ours or Clearwire’s. Differences in views among the large investors could result in delayed decisions by Clearwire’s board of directors or failure to agree on major issues. Any such delay or failure to agree with respect to the operation of Clearwire could have a material adverse effect on the value of our investment in Clearwire or, because some of our subscribers use Clearwire’s 4G network, our business, financial condition, results of operations or cash flows.

In addition, the corporate opportunity provisions in Clearwire’s certificate of incorporation provide that unless a director is an employee of Clearwire, the person does not have a duty to present to Clearwire a corporate opportunity of which the director becomes aware, except where the corporate opportunity is expressly offered to the director in his or her capacity as a director of Clearwire. This could enable certain Clearwire shareholders to benefit from opportunities that may otherwise be available to Clearwire, which could adversely affect Clearwire’s business and our investment in Clearwire.

Clearwire’s certificate of incorporation also expressly provides that certain shareholders and their affiliates may, and have no duty not to, engage in any businesses that are similar to or competitive with those of Clearwire, do business with Clearwire’s competitors, subscribers and suppliers, and employ Clearwire’s employees or officers. These shareholders or their affiliates may deploy competing wireless broadband networks or purchase broadband services from other providers. Any such actions could have a material adverse effect on Clearwire’s business, financial condition, results of operations or prospects and the value of our investment in Clearwire.

Moreover, although as part of Network Vision we have launched our own LTE network in limited markets, we currently rely on Clearwire to operate its WiMAX 4G network. In addition, Clearwire has announced its intention to build a 4G LTE network. Clearwire’s success could be affected by, among other things, its deployment of new technology, ability to offer a competitive cost structure and its ability to obtain additional financing in the amounts and on terms that enable it to continue to operate its 4G network. Clearwire’s failure to operate or upgrade its 4G network may negatively affect our ability to generate future revenues, cash flows or overall profitability from 4G services. See “Failure to complete development, testing and deployment of new technology that supports new services, including LTE, could affect our ability to compete in the industry. The deployment of new technology and new service offerings could result in network degradation or the loss of subscribers. In addition, the technology we currently use, including WiMAX, may place us at a competitive disadvantage.”

If Clearwire fails to obtain additional capital on commercially reasonable terms, or at all, its business prospects, financial condition and results of operations will likely be materially and adversely affected, and it has stated that it will be forced to consider all available alternatives. In addition, Clearwire has indicated that due to its current funding constraints, it may not be able to maintain or make improvements necessary to add capacity to its 4G network. If Clearwire is unable to add significant subscriber capacity, or maintain the quality and operations of its 4G network, we could experience subscriber dissatisfaction or loss, which would have a material adverse effect on our revenues, profitability and cash flow from operations.

We may be unable to sell some or all of our investment in Clearwire quickly or at all.

Clearwire’s publicly traded Class A common stock is volatile. In addition, the daily trading volume of Clearwire’s Class A common stock is lower than the number of shares of Class A common stock we would hold if we exchanged all of our Clearwire Class B common stock and interests. If we should decide to sell some or all of our equity securities of Clearwire, there may not be purchasers available for any or all of our Clearwire stock, or we may be forced to sell at a price that is below the then current trading price or over a significant period of time. We are also subject to certain restrictions with respect to the sale of our equity securities of Clearwire.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•

earnings (loss) consist of (i) loss from continuing operations before income taxes, (ii) equity in losses of unconsolidated investments, (iii) fixed charges, (iv) interest capitalized and (v) amortization of interest capitalized; and

•	fixed charges consist of (i) interest expense, gross, (ii) interest capitalized and (iii) portion of rentals representative of interest.

The following table shows our ratio of earnings to fixed charges:

	For the Six Months Ended June 30,	For the Years Ended
December 31,
	2012 (a)	2011 (b)	2010 (c)	2009 (d)	2008 (e)	2007 (f)
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—

(a)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.6 billion for the six months ended June 30, 2012.
(b)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.3 billion in 2011.
(c)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.9 billion in 2010.
(d)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $2.6 billion in 2009.
(e)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $4.0 billion in 2008.
(f)	Earnings (loss), as adjusted, were inadequate to cover fixed charges by $29.8 billion in 2007.

USE OF PROCEEDS

The net proceeds from the sale of the notes are expected to be approximately $1,477,500,000, after deducting underwriting discounts. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, redemptions or service requirements of outstanding debt, network expansion and modernization and potential funding of Clearwire. Until we apply the proceeds from the sale of the notes to their intended purposes, we may invest those proceeds.

DESCRIPTION OF NOTES

The following description of the particular terms of the senior debt securities offered hereby (referred to in this description of notes as the “notes”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of Debt Securities” in the accompanying prospectus, to which reference is hereby made.

The notes will be issued under an indenture, dated as of November 20, 2006, between Sprint Nextel Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “base indenture”). The supplemental indenture that will be executed by us and the Trustee with respect to the notes is referred to as the “Supplemental Indenture.” In this description of the notes, the base indenture together with the Supplemental Indenture are collectively referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). References to the terms “Company,” “we,” “us,” “our” or similar references mean Sprint Nextel Corporation, excluding its subsidiaries.

The following summary of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. You should read the indenture for provisions that may be important to you. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information” in this prospectus supplement.

General

The notes will:

•	be our general unsecured senior obligations;

•	mature on August 15, 2020;

•	rank equally with our other unsecured senior indebtedness;

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including the subsidiary guarantees of our existing revolving credit facility, our EDC loan, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020; and

•	be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing such debt.

The notes will mature on August 15, 2020 and will initially be issued in an aggregate principal amount of $1,500,000,000. We may issue additional notes (the “additional notes”) from time to time after this offering without the consent of any holders of the notes. The notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The notes and any additional notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and thereafter in any integral multiple of $1,000. Holders of the notes will not pay any service charge for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

We will pay interest on the notes from August 14, 2012 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2013 (each such date being an “interest payment date”), at the rate of 7.000% per annum to the persons in whose names the notes are registered in the security register on the preceding February 1 or August 1 (each such date being a “regular record date”) until the principal thereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue will bear interest at the rate of 7.000% per annum (to the extent that the payment of such interest will be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest will be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day. A business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The covenants contained in the indenture and the notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The notes are not subject to any sinking fund.

Ranking

The payment of the principal, premium, if any, and interest on the notes will rank equally in right of payment with all our other unsecured senior indebtedness and be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, including the subsidiary guarantees of our existing revolving credit facility, our EDC loan, our 9.000% guaranteed notes due 2018 and our 7.000% guaranteed notes due 2020. The notes will be effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of June 30, 2012, our consolidated indebtedness was approximately $21.3 billion. As of June 30, 2012, we had approximately $10.0 billion in principal amount of debt outstanding, including amounts drawn under credit facilities but excluding outstanding letters of credit thereunder in the amount of $1.0 billion. We also have guaranteed principal of $10.5 billion of the long-term debt issued by our subsidiaries. Our subsidiaries’ combined outstanding debt, financing and capital lease obligations totaled $11.3 billion in principal at June 30, 2012. Also as of June 30, 2012, our subsidiaries that guarantee our revolving credit facility also guaranteed $4.5 billion in principal amount of our outstanding debt. The foregoing information does not give effect to the issuance of the notes as contemplated by this prospectus supplement.

Restrictive covenants

The covenant described under “Description of Debt Securities—Restrictive covenants” in the accompanying prospectus has been amended and restated as set forth below.

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•

we have made or will make effective provision whereby the outstanding notes are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means our consolidated total assets as reflected in our most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1)	Liens existing on the date that the notes are issued;

(2)	Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3)	Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4)	Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours;

•	the entity is merged into or consolidated with us or a subsidiary of ours; or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity, as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5)	Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6)	Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature,

in each case, incurred in the ordinary course of business;

(7)	Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9)	Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10)	Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11)	any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) or (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) or (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, merger and conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•

we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the notes is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Optional redemption

The notes will be redeemable, from time to time, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 50 basis points plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of that series.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee is provided fewer than five Reference Treasury Dealer Quotations, the average of all quotations provided to the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers to be appointed by us.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which we specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the Redemption Price. On or before the redemption date, we will deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of the notes to be redeemed on such date.

Repurchase of notes upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the notes, each holder of notes will have the right to require us to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if we had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the notes in connection with an optional redemption permitted by the indenture, we will mail or cause to be mailed a notice to each registered holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase the notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions relating to the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the provisions relating to the covenant described above by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by us.

We will determine whether the notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, our determination with respect thereto. Subject to receipt of sufficient funds from us, the paying agent will promptly mail to each registered holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Except as described above, the provisions described above will be applicable regardless of whether any other provisions of the indenture are applicable. Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, asset sale or similar transaction which does not constitute a Change of Control Triggering Event. We and our subsidiaries may nonetheless incur significant additional indebtedness in connection with such a transaction.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

We may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

There can be no assurance that we will have sufficient funds available at the time of any Change of Control Triggering Event to consummate a Change of Control Offer for all notes then outstanding at a purchase price of 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the notes. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our lenders to purchase the notes or could attempt to refinance the borrowings that contain the applicable prohibitions. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the notes. In that case, our failure to purchase properly tendered notes would constitute an event of default under the indenture that could, in turn, constitute a default under such other agreements.

If the notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that the notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, we will be released from our obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our Subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our Subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)	the adoption of a plan relating to our liquidation or dissolution; or

(3)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of our Voting Securities; provided that a transaction in which we become a Subsidiary of another Person shall not constitute a Change of Control if (a) our stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting

Securities of such other Person of whom we are a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of our Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Corporation” means a corporation, association, joint-stock company or business trust.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the notes, or the equivalent rating of any other Ratings Agency we select as provided in the definition of Ratings Agencies below.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Person” means any individual, Corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule l7g-1 of the Exchange Act) then making a rating on the notes publicly available selected by us (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person.

“Voting Securities” of any Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers, trustees or other voting members of the governing body of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

Events of default

The indenture defines an Event of Default with respect to the notes of any series issued thereunder as any one of the following events:

(1)	failure to pay principal of or any premium on any note of that series when due;

(2)	failure to pay any interest on any note of that series for 30 days after payment was due;

(3)	failure to perform any other covenant in the indenture, other than a covenant included solely for the benefit of series of notes other than that series, continued for 60 days after written notice as provided in the indenture; and

(4)	certain events of bankruptcy or insolvency, or reorganization.

If an Event of Default with respect to notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the notes of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, if an Event of Default described in clause (4) with respect to any notes of any series occurs and is continuing, then all of the notes of that series shall become immediately due and payable without any further act by us, any holder or the Trustee. At any time after a declaration of acceleration with respect to notes of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the Trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to notes of that series, as provided in the indenture.

The indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the Trustee. Subject to the provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding notes of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of that series.

Under the indenture we must furnish to the Trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and waiver

We and the Trustee may modify and amend the indenture or the notes of any series, in most cases with the consent of the holders of a majority in principal amount of the outstanding notes affected by the modification or amendment.

We may not, without the consent of the holder of each outstanding note affected:

•	change the date specified in the note for the payment of the principal of, or any installment of principal of, or any premium or interest on, the note,

•	reduce the principal amount of, or any premium or interest on, any note,

•	reduce the amount of principal of any other note payable upon acceleration of the maturity of that note,

•	change the place or currency of payment of principal of, or any premium or interest on, any note,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note, or

•

reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

In addition to the notes offered hereby, there are six series of debt securities issued and outstanding under the base indenture. The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of notes to be effected under the indenture at any time by us and the Trustee with the consent of certain holders of our notes. With respect to any such series of notes, the required consent could be obtained from either the holders of a majority in principal amount of the notes of that series, or from the holders of a majority in principal amount of the notes of that series and all other series affected by that amendment, voting as a single class.

We and the Trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the notes;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of notes;

•	to provide for the issuance of additional notes in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to add any additional events of default for the benefit of the holders of the notes;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination:

•

shall neither (i) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such note with respect to such provision, or

•	shall become effective only when there is no such note outstanding;

•	to secure one or more series of the notes;

•

to provide for the appointment of an authenticating agent or agents with respect to one or more series of notes which shall be authorized to act on behalf of the Trustee to authenticate notes of such series issued upon original issue and upon exchange, registration of transfer or partial redemption of notes of such series;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the notes into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any notes then outstanding;

•	to add any guarantee of one or more series of the notes; or

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall, in the opinion of our board of directors, as evidenced by a resolution of our board of directors, materially adversely affect the interests of the holders of any notes then outstanding.

The holders of a majority in principal amount of the outstanding notes of any series issued under the indenture may on behalf of the holders of all notes of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any note of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

With respect to any series of notes issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding notes of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of notes of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

The following defeasance provisions will apply to the notes.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of notes with certain limited exceptions described below, which we refer to as full defeasance; or

•

to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the Trustee, or other qualifying Trustee, in trust, money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes to be defeased on the applicable due dates or redemption dates for the payments. Such a trust may be established only if, among other things, we deliver to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding notes to receive, solely from the trust fund described above, payments in respect of the principal of, and any premium and interest on the notes when due as set forth in the indenture, and obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee.

Discharge

We may satisfy and discharge our obligations under the indenture with respect to any series of notes by delivering to the Trustee for cancellation all notes of that series outstanding under the indenture or by depositing with the Trustee or the paying agent, no earlier than one year before the notes of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding notes of that series and paying all other sums payable under the indenture by us.

Regarding the trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the Trustee under the indenture for the notes, and its affiliates. The address of the Trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration. The Trustee may own our notes, and transact other business with us.

No personal liability of directors, officers, employees and stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the notes.

Governing law

New York law governs the indenture and the notes.

Selection

In the case of any partial redemption, selection of notes for redemption that are not held by the depositary will be made by the Trustee by such method as the Trustee deems to be fair and appropriate and which may provide for redemption of a portion of the principal amount of any note, provided that the unredeemed portion of the principal amount of any note redeemed in part must be in an authorized denomination. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. New notes in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holders of the notes upon cancellation of the original notes.

Clearwire and its subsidiaries are excluded from all restrictive covenants

We do not currently, but may in the future, own a majority of the outstanding voting securities of Clearwire. We have agreed with Clearwire and certain other owners of Clearwire’s voting securities that we will not enter into any arrangements that purport to restrict the ability of Clearwire and its Subsidiaries from incurring indebtedness or taking any other action. Accordingly, for purposes of the notes, Clearwire and its Subsidiaries will be excluded from the application of any restrictive covenants in the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes by an investor who purchases the notes in this initial offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all effective as of the date hereof and subject to change (possibly with retroactive effect) or differing interpretations.

This discussion does not purport to address all tax considerations that may be relevant to you in light of your particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, taxpayers that utilize the mark-to-market method of accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or who hold notes through a foreign entity or foreign account, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates or investors who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to initial investors who purchase the notes for cash at the original offering price and who hold the notes as capital assets (generally, for investment purposes). If a partnership holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any U.S. federal taxes other than income taxes and the Medicare tax.

Prospective investors should consult their independent tax advisors regarding the possible tax consequences of the acquisition, ownership and disposition of the notes under the laws of their country of citizenship, residence or domicile.

U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

If you are not a U.S. Holder, this subsection does not apply to you, and you should refer to “Non-U.S. Holders” below.

Payments of interest

You will generally be required to report stated interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. It is anticipated, and the rest of this summary assumes, that the notes will be issued without original issue discount or, if issued at a discount from the stated principal amount of the notes, with an amount of discount that is less than the statutory de minimis amount.

Sale, redemption, retirement or other taxable disposition of the notes

You will generally recognize capital gain or loss on the sale, redemption, retirement or other taxable disposition of your notes equal to the difference between the amount you realize on the sale, redemption, retirement or other taxable disposition, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your notes. Your tax basis in your note generally will be your cost in acquiring the note. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, redemption, retirement or other taxable disposition, and will be short-term if your holding period is one year or less. Certain noncorporate U.S. Holders are eligible for preferential rates of taxation in respect of long-term capital gain. The deductibility of capital losses is subject to certain limitations. Any amount realized on a sale, redemption, retirement or other taxable disposition that is attributable to accrued interest that has not yet been included in income will be taxable as ordinary interest income.

Medicare Tax

For taxable years beginning after December 31, 2012, certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax. The Medicare tax will generally apply to interest on the notes and gain from the disposition of the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your own tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is not a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes organized or created under laws outside of the United States; or

•	an estate or trust that is not a U.S. Holder.

A Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of a note and who is not otherwise a resident of the United States for U.S. federal income tax purposes may be subject to special tax provisions and is urged to consult his or her own independent tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of a note.

Payments of interest

Subject to the discussion of backup withholding below, payments of interest on the notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or in the case of an applicable tax treaty, attributable to your permanent establishment in the United States);

•

you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a “controlled foreign corporation” that is related to us through stock ownership; and

•	you are not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent certifying under penalty of perjury that you are not a U.S. person. If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN (or successor form) establishing an exemption from (or a reduction of) withholding under the benefit of an applicable tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States).

Sale, redemption, retirement or other taxable disposition of the notes

Subject to the discussion of backup withholding below, you generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “—Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes will be subject to U.S. federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain losses.

To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, this amount generally will be treated in the same manner as described in “—Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and in the case of an applicable tax treaty, attributable to your permanent establishment in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI or appropriate substitute form to us, or our paying agent. If you are a corporation, the portion of your earnings and profits that is effectively connected with your U.S. trade or business (and, in the case of an applicable tax treaty, attributable to your permanent establishment in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information reporting and backup withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a Non-U.S. Holder resides.

Information reporting to the IRS generally will apply to payments of principal and interest, and the proceeds of sale of notes to a U.S. Holder unless such U.S. Holder is an exempt recipient. Backup withholding tax (currently at a rate of 28%, but which rate is currently scheduled to increase to 31% in 2013) will apply to such payments if such U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or fails to report in full interest income.

Backup withholding tax generally will not apply to payments of interest and principal on a note to a Non-U.S. Holder if such Non-U.S. Holder duly provides certification of foreign status such as an IRS Form W-8BEN described in “—Payments of interest ” or otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person.

Payment of the proceeds of a sale of a note held by a Non-U.S. Holder effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless such Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note held by a Non-U.S. Holder effected outside the United States by a foreign office of a broker. Unless such a broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met or you otherwise establish an exemption, however, information reporting will apply to a payment of the proceeds of the sale of a note held by a Non-U.S. Holder effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to foreign entities (including interest payments and gross proceeds from the disposition of debt instruments, such as the notes) that fail to comply with certain certification and information reporting requirements. FATCA, as enacted, generally applies to debt instruments issued after March 18, 2012. Recently-released proposed Treasury Regulations would extend the grandfathering date and provide that FATCA will generally not apply to debt instruments that are outstanding on January 1, 2013 (unless such instruments are subject to a “significant modification” after that date), although taxpayers cannot rely on the proposed Treasury Regulations until they are finalized. You are urged to consult your own tax advisors regarding FATCA and the proposed Treasury Regulations as they apply to the notes.

UNDERWRITING

J.P. Morgan Securities LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal amount of the notes
J.P. Morgan Securities LLC	$300,000,000
Deutsche Bank Securities Inc.	240,000,000
Barclays Capital Inc.	180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	180,000,000
Citigroup Global Markets Inc.	180,000,000
Goldman, Sachs & Co.	180,000,000
Scotia Capital (USA) Inc.	90,000,000
Wells Fargo Securities, LLC	90,000,000
Credit Suisse Securities (USA) LLC	45,000,000
The Williams Capital Group, L.P.	15,000,000

Total	$1,500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.375% of the principal amount of the notes. In addition, the representative has advised us that the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to 0.25% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.

The expenses of the offering, not including the underwriting discount, are estimated at $700,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other Relationships

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our affiliates. They have received (or will receive) customary fees and commissions for these transactions. Certain of the underwriters or their affiliates also are participants in our existing revolving credit facility. If any of the underwriters or their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates are likely to hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. To the extent we use the proceeds from the sale of the notes to pay down any indebtedness, the underwriters and/or their affiliates may receive a portion of the proceeds. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

This prospectus supplement has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those notes may only do so (i) in circumstances in which no obligation arises for Sprint or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and Sprint has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither Sprint nor any underwriter have authorised, nor do they authorise, the making of any offer of notes in circumstances in which an obligation arises for Sprint or any underwriter to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, each underwriter has represented and agreed, and each further underwriter will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)	if the final terms in relation to the notes specify that an offer of those notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”), following the date of publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and Sprint has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Sprint for any such offer; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (b) to (d) above shall require Sprint or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and Sprint that:

(a)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive and that also (i) are “investment professionals” as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed, and each further underwriter will be required to represent and agree, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Sprint;

and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the securities which are the subject of the offering contemplated by this Prospectus (the “Securities”) does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Securities, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Securities with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document as well as any other material relating to the Securities is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This Prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The securities to which this Prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this Prospectus you should consult an authorized financial advisor.

EXPERTS

The consolidated financial statements of Sprint Nextel Corporation and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of such firm as experts in accounting and auditing. The audit report refers to the adoption of accounting guidance regarding accounting for business combinations and equity method investments in 2009, and presentation of the consolidated statement of comprehensive loss in 2011.

The consolidated financial statements of Clearwire Corporation and subsidiaries incorporated in this prospectus supplement by reference from Sprint Nextel Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the notes offered by us will be passed on for us by Jones Day, New York, New York. Certain matters relating to laws of the State of Kansas will be passed on for us by Polsinelli Shughart PC, Kansas City, Missouri. Certain legal matters related to the offered notes will be passed on for the underwriters by Shearman & Sterling LLP, New York, New York.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell, from time to time, in one or more offerings, together or separately:

(1)	common stock;

(2)	preferred stock;

(3)	preferred stock represented by depositary shares;

(4)	senior debt securities;

(5)	warrants;

(6)	purchase contracts; and

(7)	units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities.

Our series 1 common stock is traded on the New York Stock Exchange under the symbol “S.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated December 20, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Sprint,” “we,” “us,” “our” or similar references mean Sprint Nextel Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

Our SEC filings are also available at the office of The New York Stock Exchange (NYSE), 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you should call (212) 656-5060. Our SEC filings are also available on our website at www.sprint.com, although the information on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251. Attention: Investor Relations, telephone: (800) 259-3755. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2009 filed on February 26, 2010;

•

Quarterly reports on Form 10-Q for the quarter ended March 31, 2010 filed on May 5, 2010, for the quarter ended June 30, 2010 filed on August 5, 2010 and for the quarter ended September 30, 2010 filed on November 5, 2010;

•

Current reports on Form 8-K filed on March 3, 2010, March 22, 2010, May 17, 2010, May 24, 2010, July 21, 2010, August 6, 2010, November 4, 2010 and December 14, 2010 and Form 8-K/As filed on March 22, 2010 and July 8, 2010;

•	Definitive proxy statement filed on Schedule 14A on March 29, 2010; and

•	the description of the series 1 common stock included in Amendment No. 8 to the Form 8-A/A filed August 12, 2005.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (Exchange Act) after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules.

This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (Securities Act) and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “could,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to attract and retain subscribers;

•

the effects of vigorous competition on a highly penetrated market, including the impact of competition on the price we are able to charge subscribers for services and equipment we provide and our ability to attract new subscribers and retain existing subscribers; the overall demand for our service offerings, including the impact of decisions of new or existing subscribers between our postpaid and prepaid services offerings and between our two network platforms; and the impact of new, emerging and competing technologies on our business;

•

the effect of limiting or reducing capital and operating expenditures on our ability to improve and enhance our networks and service offerings, implement our business strategies and provide competitive new technologies;

•	our ability to obtain additional financing on terms acceptable to us, or at all;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital;

•

the impact of unrelated parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide devices or infrastructure equipment for our CDMA network, or Motorola, Inc.’s ability or willingness to provide related devices, infrastructure equipment and software applications, or to develop new technologies and devices or features, for our iDEN network;

•	the costs and business risks associated with providing new technologies and services and entering new geographic markets;

•	the financial performance of Clearwire Corporation and its subsidiary Clearwire Communications LLC (collectively “Clearwire”) and its deployment of a 4G network;

•

the impact of difficulties we may encounter in connection with the integration of the business and assets of Virgin Mobile USA, Inc., including the risk that these difficulties may limit our ability to fully integrate the operations of this business;

•	the effects of mergers and consolidations and new entrants in the communications industry and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•	the impact of adverse network performance;

•	the costs or potential customer impacts of compliance with regulatory mandates, including but not limited to, compliance with the FCC’s report and order to reconfigure the 800 MHz band;

•	equipment failure, natural disasters, terrorist acts or other breaches of network or information technology security;

•

one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which we have no control; and

•

other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2009, and, Part II, Item 1A “Risk Factors” of our quarterly report on Form 10-Q for the period ended September 30, 2010.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus, including the information incorporated by reference, to reflect future events or developments.

ABOUT SPRINT NEXTEL CORPORATION

As of September 30, 2010, we are the third largest wireless communications company in the United States based on the number of wireless subscribers, one of the largest providers of wireline long distance services and one of the largest carriers of Internet traffic in the nation. Our services are provided through our ownership of extensive wireless networks and a global long distance and Tier 1 Internet backbone. We offer wireless and wireline voice and data transmission services to subscribers under our retail brands of Sprint®, Nextel®, Boost Mobile®, Virgin Mobile®, Assurance WirelessSM and Common CentsSM on networks that utilize third generation (3G) CDMA, national push-to-talk iDEN or internet protocol (IP) technologies. We are also the first nationwide wireless carrier to offer fourth generation (4G) services utilizing Worldwide Interoperability for Microwave Access (WiMAX) technology through our mobile virtual network operator (MVNO) relationship with Clearwire. Sprint 4G is currently available in 61 markets and, as previously announced by Clearwire, coverage is expected to reach up to 120 million people by the end of 2010. We utilize these networks to offer our wireless and wireline subscribers differentiated products and services whether through the use of a single network or a combination of these networks. We offer wireless services on a postpaid and prepaid payment basis to retail subscribers and also on a wholesale basis. We also offer wireline services to other communications companies and targeted business customers.

We maintain our principal executive offices at 6200 Sprint Parkway, Overland Park, Kansas 66251. Our telephone number there is (800) 829-0965. The address of our website is www.sprint.com. Information on, or connected to, our website does not constitute a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For these ratios, earnings have been calculated by adding fixed charges and amortization of capitalized interest to income (loss) from continuing operations before income taxes and before equity in (earnings) losses of equity method investments. Fixed charges include interest expense, amortization of debt issuance costs, and the portion of rent expenses representing interest.

For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends include the amount of pre-tax earnings required to pay the dividends on outstanding preferred stock. There were no preferred stock dividends for periods subsequent to December 31, 2006. Accordingly, both ratios are identical for those periods. The ratio of earnings to combined fixed charges and preferred stock dividends includes preferred stock dividends of $3 million and $11 million for the years ended December 31, 2006 and 2005, respectively.

The following table shows our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends:

	For the Nine Months Ended September 30, 2010(a)	For the Years Ended December 31,
		2009(b)	2008(c)	2007(d)	2006	2005
Ratio of Earnings to Fixed Charges	—	—	—	—	1.66	1.71
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	—	—	—	1.66	1.69

(a)	Earnings, as adjusted, were inadequate to cover fixed charges by $1.5 billion for the nine months ended September 30, 2010.

(b)	Earnings, as adjusted, were inadequate to cover fixed charges by $2.6 billion in 2009.

(c)	Earnings, as adjusted, were inadequate to cover fixed charges by $4.0 billion in 2008.

(d)	Earnings, as adjusted, were inadequate to cover fixed charges by $29.8 billion in 2007.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general business purposes, which may include, among other things, network expansion or enhancement, financing investments and acquisitions, repurchases of our outstanding debt or equity securities, debt servicing requirements and redemption of outstanding debt, or for other working capital requirements. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds.

DESCRIPTION OF SPRINT COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our articles of incorporation and bylaws for additional information before you purchase any shares of our common stock.

General

Our articles of incorporation provide that we may issue up to 6,000,000,000 shares of series 1 common stock, par value $2.00 per share; 500,000,000 shares of series 2 common stock, par value $2.00 per share (together with the series 1 common stock, the “Voting Common Stock”); and 100,000,000 shares of non-voting common stock, par value $0.01 per share. As of December 16, 2010, 2,952,556,094 shares of series 1 common stock, 35,000,000 shares of series 2 common stock and no shares of non-voting common stock were issued and outstanding.

Voting Powers

General

Except as otherwise provided by law, as set forth in our articles of incorporation or as otherwise provided by the terms of any outstanding non-voting common stock or any outstanding series of preferred stock, the holders of series 1 common stock and series 2 common stock will vote together with the holders of all other classes or series of capital stock that have general voting power on all matters as a single class. The holders of series 1 common stock and series 2 common stock, voting together as a separate class, are entitled to vote on a proposed amendment to our articles of incorporation if the amendment would:

•	increase or decrease the number of authorized shares of series 1 common stock or series 2 common stock;

•	increase or decrease the par value of the shares of series 1 common stock or series 2 common stock; or

•	alter or change the powers, preferences or special rights of the shares of series 1 common stock or series 2 common stock so as to affect them adversely.

Except as otherwise provided by law or as described below, the holders of non-voting common stock will have no right to vote on any matter. Our articles of incorporation provide that the holders of non-voting common stock have the right to vote, as a separate class, on any fundamental change in which shares of non-voting common stock would be treated differently from shares of series 1 common stock. A fundamental change is any merger, consolidation, reorganization of us or reclassification by us of our shares of capital stock, any amendment to our articles of incorporation or any liquidation, dissolution or winding up of us. However, the holders of the non-voting common stock do not have the right to vote on a fundamental change in which the only difference in treatment is that the holders of series 1 common stock would be entitled to receive equity securities with full voting rights and the holders of non-voting common stock would be entitled to receive equity securities that have voting rights substantially identical to the voting rights of the non-voting common stock and that are convertible upon any Voting Conversion Event (as defined below under “— Optional Conversion of Non-voting Common Stock”) on a share-for-share basis into the voting securities to which the holders of the series 1 common stock are entitled, but which are otherwise identical to those voting securities.

Votes Per Share

Except as specified below, on each matter to be voted on by the holders of series 1 common stock and series 2 common stock:

•	each outstanding share of series 1 common stock is entitled to one vote per share; and

•	each outstanding share of series 2 common stock is entitled to 1/10 of a vote per share.

In any vote in which the series 1 common stock and series 2 common stock are entitled to vote together as a separate class and are voting as a separate class, each share is entitled to one vote; except that in any vote in which the holders of series 1 common stock and series 2 common stock vote together as a separate class solely because the shares of series 1 common stock and series 2 common stock are the only voting securities of ours that are outstanding, or are the only securities of ours entitled to vote on the matter, and neither the law nor our articles of incorporation entitle the series 1 common stock and series 2 common stock to vote as a separate class, the vote per share as described in the paragraph immediately above will apply.

In addition, (1) if shares of only one series of Voting Common Stock are outstanding on the record date for determining the holders of Voting Common Stock entitled to vote on any matter, then each share of the outstanding series is entitled to one vote and (2) if either the series 1 common stock or series 2 common stock votes as a single class with respect to any matter, each share of that series is, for purposes of that vote, entitled to one vote on that matter.

In any vote in which the holders of the non-voting common stock are entitled to vote together as a separate class, each share of non-voting common stock is entitled to one vote.

Cumulative Voting

Our shareholders are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of series 1 common stock, series 2 common stock and non-voting common stock would be entitled to share in our remaining assets on a pro rata basis. Neither the merger nor consolidation of us, nor the transfer of all or part of our assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of us within the meaning of this paragraph.

Dividends

Generally

Dividends on our series 1 common stock, series 2 common stock and the non-voting common stock, which we refer to collectively as our common stock, may be declared and paid only out of the funds of the company legally available therefor.

The per share dividends on our common stock, when and if declared, will be an equivalent amount for all classes and series of our common stock and will be payable on the same date, except that if a dividend is paid in shares of our common stock, or in options, warrants or rights to acquire our common stock, or in securities convertible into or exchangeable into our common stock, the dividend on each series or class of our common stock will be paid in shares of that series or class of stock, or options, warrants or rights to acquire shares of that series or class of common stock, or securities convertible into or exchangeable for shares of that series or class of common stock.

Share Distributions

The board of directors may declare and pay dividends or distributions of shares of our common stock (or securities convertible into or exchangeable or exercisable for shares of our common stock) on shares of our common stock or preferred stock only as follows:

•

dividends or distributions of shares of series 1 common stock (or securities convertible into or exchangeable or exercisable for shares of series 1 common stock) on shares of series 1 common stock, as well as on preferred stock;

•

dividends or distributions of shares of series 2 common stock (or securities convertible into or exchangeable or exercisable for shares of series 2 common stock) on shares of series 2 common stock, as well as on preferred stock; and

•

dividends or distributions of shares of non-voting common stock (or securities convertible into or exchangeable or exercisable for shares of non-voting common stock) on shares of non-voting common stock, as well as on preferred stock.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock has any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Redemption of Shares Held By Aliens

Our articles of incorporation permit, by action of the board of directors, the redemption by us of shares of series 1 common stock and series 2 common stock held by aliens if necessary or advisable to comply with the foreign ownership limitations set forth in Section 310 of the U.S. Communications Act of 1934, as amended. The provisions permit series 1 common stock held by aliens to be redeemed at a price equal to the market price (i.e., the closing price of the series 1 common stock on the previous trading day) of the shares on the third business day before mailing the notice of redemption, except that the redemption price with respect to shares of series 1 common stock purchased by any alien after November 21, 1995 and within one year of the redemption date would not, unless otherwise determined by our board, exceed the purchase price paid for those shares by the alien. The provisions also permit series 2 common stock held by aliens to be redeemed at a price equal to the market price of a share of series 1 common stock on the redemption date.

We will give written notice of the redemption date at least 30 days before the redemption date to the record holders of the shares selected to be redeemed, except that the redemption date may be the date on which notice is given if the cash or redemption securities necessary to effect the redemption have been deposited in trust for the benefit of record holders and are subject to immediate withdrawal by them when they surrender their stock certificates.

The redemption price may be paid in cash, any of our or our subsidiaries’ debt or equity securities, or any combination of those securities or any combination of cash and those securities, provided that the securities, together with any cash to be paid as part of the redemption price, will, in the opinion of an investment banking firm of recognized national standing selected by our board of directors, have a market price, at the time notice of redemption is given, at least equal to the redemption price.

No Dilution or Impairment; Certain Tender Offers

Our articles of incorporation will not permit us to effect any reclassification, subdivision or combination of the outstanding shares of our common stock (including any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time shares of all series or classes of our common stock are reclassified, subdivided or combined on an equal per share basis so that the holders of shares of each series or class of common stock:

•	are entitled, in the aggregate, to the same percentage of the voting power as they had immediately before the reclassification, subdivision or combination; and

•

maintain all of the rights associated with that series or class of common stock set forth in our articles of incorporation, subject to the limitations, restrictions and conditions on those rights contained in our articles of incorporation.

In the case of any consolidation or merger of us with or into any other entity (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of the series 1 common stock) or any reclassification of the series 1 common stock into any other form of our capital stock, each holder of series 2 common stock will, after the consolidation, merger or reclassification, have the right to convert each share of series 2 common stock held by that holder into the kind and amount of shares of stock and other securities and property which that holder would have been entitled to receive upon the consolidation, merger or reclassification if that holder had converted its shares of series 2 common stock into series 1 common stock immediately before the consolidation, merger or reclassification.

Exclusionary Tender Offers

If the board of directors does not oppose a tender offer by a person other than a Cable Holder (as defined below) for our voting securities representing not less than 35% of our voting power, and the terms of the tender offer do not permit the holders of series 2 common stock to sell an equal or greater percentage of their shares as the holders of series 1 common stock are permitted to sell taking into account any proration, then each holder of series 2 common stock will have the right (but not the obligation) to deliver to us a written notice requesting conversion of certain shares of series 2 common stock designated by that holder into series 1 common stock. Subject to certain limitations set forth in our articles of incorporation, each share of series 2 common stock so designated will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of series 1 common stock.

“Cable Holder” is defined, generally, as any of Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation, or any of their affiliates or successors. The current Cable Holders are Liberty Media Corporation and Cox Communications, Inc.

Issuer Tender Offers

We may not conduct an issuer tender offer (as defined in Rule 13e-4 under the Exchange Act) with respect to the series 1 common stock unless:

•	the tender offer provides for the participation of the holders of series 2 common stock on an equal basis with the series 1 common stock; and

•	we accept for repurchase the number of shares tendered by the holders of series 1 common stock and series 2 common stock in proportion to the number of shares of each series tendered.

This restriction will not prevent us from administering in good faith an “odd-lot” program in connection with the issuer tender offer and will not apply to customary acquisitions of series 1 common stock or series 2 common stock made by the company on the open market for purposes of maintaining our stock option plans.

Automatic Conversion of Series 2 Common Stock

Below One Percent Voting Power

If the total number of converted votes (i.e., treating the series 2 common stock as having one vote per share) represented by the aggregate number of issued and outstanding shares of series 2 common stock is below 1% of our outstanding voting power for more than 90 consecutive days (we refer to the date on which the 90-day period ends as the Conversion Trigger Date), then each outstanding share of series 2 common stock will automatically convert into one duly issued, fully paid and nonassessable share of series 1 common stock on the 90th day following the Conversion Trigger Date.

Certain Transfers

When the ownership of shares of series 2 common stock is transferred to someone other than a Cable Holder, each transferred share will automatically convert into one duly issued, fully paid and nonassessable share of series 1 common stock as of the date of the transfer.

Optional Conversion of Non-voting Common Stock

Under the circumstances described below, each share of non-voting common stock is convertible into one duly issued, fully paid and non-assessable share of series 1 common stock. On the occurrence, or expected occurrence, of any Voting Conversion Event (as defined below) with respect to holders of non-voting common stock, each share of non-voting common stock that is being or has been distributed, disposed of or sold will be convertible at the option of the holder into one duly issued, fully paid and nonassessable share of series 1 common stock.

“Voting Conversion Event” means:

•	any public offering or public sale of our securities, including a public offering registered under the Securities Act and a public sale under Rule 144 of the Securities Act;

•

any sale of our securities to a person or group if, after the sale, that person or group would own or control securities which possess in the aggregate the voting power to elect a majority of the board of directors, if the sale has been approved by our board of directors or a committee of the board;

•

any sale of our securities to a person or group if, after the sale, that person or group would own or control securities (excluding any non-voting common stock being converted and disposed of in connection with the Voting Conversion Event) that possess in the aggregate the voting power to elect a majority of our board of directors;

•

any sale of our securities to a person or group if, after the sale, that person or group would not, in the aggregate, own, control or have the right to acquire more than 2% of the outstanding securities of any class of our voting securities; and

•

any distribution, disposition or sale of our securities to a person or group in connection with a merger, consolidation or similar transaction if, after the transaction, that person or group would own or control securities that constitute in the aggregate the voting power to elect a majority of the surviving corporation’s directors, if the transaction has been approved by our board of directors or a committee of the board.

Transfer Agent and Registrar

The transfer agent and registrar for the series 1 common stock and series 2 common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Anti-takeover Provisions

The Kansas General Corporation Code, or KGCC, and our articles of incorporation and bylaws contain provisions that could discourage or make more difficult a change in control of the company without the support of our board of directors. A summary of these provisions follows.

Vote Required for Certain Business Combinations

Under the KGCC, the board of directors and the holders of a majority of the shares entitled to vote must approve a merger, consolidation or sale of all or substantially all of a corporation’s assets. However, unless the corporation provides otherwise in its articles of incorporation, no shareholder vote of a constituent corporation surviving a merger is required if:

•	the merger agreement does not amend the constituent corporation’s articles of incorporation;

•	each share of stock of the constituent corporation outstanding before the merger is an identical outstanding or treasury share of the surviving corporation after the merger; and

•

either no shares of common stock of the surviving corporation are to be issued or delivered by way of the merger or, if common stock will be issued or delivered, it will not increase the number of outstanding shares of common stock immediately before the merger by more than 20%.

Our articles of incorporation require that certain business combinations initiated by a beneficial owner of 10% or more of our voting stock, together with its affiliates and associates (collectively an “interested shareholder”), must be approved by the holders of 80% of the outstanding voting stock, unless (1) approved by a majority of continuing directors at a meeting where at least seven continuing directors are present, or (2) the business combination is a merger or consolidation and the consideration received by our shareholders in the business combination is not less than the highest price per share paid by the interested shareholder for its shares. The types of business combinations covered by this provision include:

•	a merger or consolidation of our company or any of our subsidiaries with an interested shareholder or its affiliate;

•

a sale, lease, exchange, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets with a fair market value of $1 million or more to or with an interested shareholder or its affiliate;

•

the issuance or transfer by us or any of our subsidiaries (in one transaction or a series of transactions) of our securities or securities of any of our subsidiaries in exchange for cash, securities or other property having an aggregate fair market value of $1 million or more to an interested shareholder or its affiliate;

•	the adoption of a plan or proposal for our liquidation or dissolution proposed by an interested shareholder or its affiliate; or

•

any reclassification of securities or recapitalization of our company or other transaction that has the effect of increasing the proportionate share of our equity securities or equity securities of any subsidiary owned directly or indirectly by the interested shareholder or its affiliate.

In order to qualify as a continuing director, a director cannot be affiliated with an interested shareholder and must have been a director before the time the interested shareholder became an interested shareholder (or any successor director recommended by a majority of the continuing directors).

Restriction on Purchase of Equity Securities by Sprint

If the beneficial owner of 5% or more of a class of our equity securities has held any of the securities for less than two years, our articles of incorporation prohibit us from purchasing equity securities of the same class as the securities held for less than two years from the 5% security holder at a premium over market price unless we obtain the approval of the holders of a majority of the voting power of our outstanding capital stock, excluding the shares held by the 5% security holder.

The approval of shareholders is not required in connection with:

•	any purchase or other acquisition of securities made as part of a tender or exchange offer by us to purchase securities of the same class on the same terms to all holders of those equity securities;

•	any purchase, redemption, conversion or other acquisition by us of series 2 common stock from a holder of that stock pursuant to the provisions of our articles of incorporation; or

•	any purchase, redemption, conversion or other acquisition by us of non-voting common stock from a holder of that stock.

Notice Provisions Relating to Shareholder Proposals and Nominees

Our bylaws contain provisions requiring shareholders to give advance written notice to us of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of shareholders. The notice must usually be received not less than 120 days and not more than 150 days before the first anniversary of the preceding year’s annual meeting. Under our bylaws, a special meeting of shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the board of directors and, upon written request made in accordance with our bylaws, by shareholders owning at least 10% of all of our issued and outstanding common stock.

Business Combination Statute

Kansas law contains a “business combination” statute, which restricts “business combinations” between a domestic corporation and an “interested shareholder.” A “business combination” means one of various types of transactions, including mergers and consolidations, that increase the proportionate voting power of the interested shareholder. An “interested shareholder” means any person, or its affiliate or associate, that owns or controls 15% or more of the outstanding shares of the corporation’s voting stock.

Under this statute, a domestic corporation may not engage in a business combination with an interested shareholder for a period of three years following the time the interested shareholder became an interested shareholder, unless:

•	before that time the corporation’s board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•

upon completion of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares held by specified employee stock ownership plans; or

•

at or after that time the business combination is approved by the board of directors and authorized at a shareholders’ meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

The business combination restrictions of this statute do not apply if, among other things:

•

the holders of a majority of the corporation’s voting stock approve an amendment to its articles of incorporation or bylaws expressly electing not to be governed by the provisions of the business combination act, which election will be effective 12 months after the amendment’s adoption and would not apply to any business combination with a person who was an interested shareholder at or before the time the amendment was approved; or

•

a shareholder becomes an interested shareholder “inadvertently” and as soon as possible thereafter divests itself of a sufficient number of shares so that such shareholder ceases to be an interested shareholder and would not, at any time within the three-year period immediately before a business combination between the corporation and such interested shareholder, have been an interested shareholder, but for the inadvertent acquisition.

We have not opted out of the Kansas business combination statute.

Control Share Acquisition Statute

Kansas law also contains a “control share acquisition statute” which provides, unless otherwise provided in a company’s articles of incorporation or bylaws, that any person or group must obtain shareholder approval before acquiring any shares of stock of a publicly traded Kansas corporation in order to preserve the voting rights of the control stock if, after the acquisition, that person would have a triggering level of voting power, beginning at 20%, as set forth in the statute. We amended our bylaws to opt out of the control share acquisition statute.

Blank Check Preferred

Our articles of incorporation provide for 20,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our preferred stock to be issued, the voting or other rights of a potential acquirer might be diluted. Our board of directors has the authority to issue shares of our preferred stock without any action by our shareholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

DESCRIPTION OF SPRINT PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend, and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the Kansas Secretary of State, each of which is or will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our articles of incorporation and the applicable certificate of designation for additional information before you purchase any shares of our preferred stock or securities convertible into or exchangeable or exercisable for our preferred stock.

General

Our articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock, no par value. The preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our articles of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors, without further action of our stockholders, has the authority to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the dividend rights;

•	any redemption rights, terms and prices;

•	the terms of any retirement or sinking funds;

•	the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

No shares of preferred stock are currently outstanding.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of our preferred stock represented by depositary shares. The prospectus supplement relating to the offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the form of deposit agreement (including the depositary receipt) for additional information before you buy any of our depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of preferred stock as described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will be issued evidencing only whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will then be prepared without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute the securities or property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, and the distribution of the net proceeds. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder, upon his or her order, a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the related preferred stock. The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and, if shares of a series of preferred stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the depositary shares, and, if applicable, collateral arrangements and depositary arrangements, relating to the depositary shares.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. We may issue debt securities under an indenture, dated as of November 20, 2006 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture may be supplemented from time to time.

We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. You can obtain a copy of the indenture by following the directions described under the caption “Where You Can Find More Information.” In this section, references to “we,” “us,” “our” or similar references mean Sprint Nextel Corporation, excluding its subsidiaries.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue and the indenture provides that we may issue debt securities from time to time in one or more series, with the same or various maturities, at par or at a discount. Unless otherwise specified in a prospectus supplement for a particular series, we may issue additional debt securities of such series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture does not limit our ability to incur other debt and does not contain financial or similar restrictive covenants, except as described below.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any debt securities that we issue be issued under the indenture described in this prospectus. Thus, any debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities.

Unless otherwise specified in a prospectus supplement for a particular series, the debt securities covered by this prospectus will be our direct unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness. Secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under outstanding debt securities largely will be dependent on the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are primarily a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including their obligations under the revolving credit facilities described in the immediately following paragraph. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

As of September 30, 2010, we had $4.3 billion in principal amount of debt outstanding, including borrowings under our credit facilities. In addition, $15.1 billion in principal amount of our long-term debt issued by wholly-owned subsidiaries is guaranteed by Sprint Nextel Corporation, the parent, of which approximately $10.3 billion is fully and unconditionally guaranteed. The indentures and financing arrangements of certain subsidiaries’ debt contain provisions that limit cash dividend payments on subsidiary common stock. The transfer of cash in the form of advances from the subsidiaries to the parent generally is not restricted.

A prospectus supplement relating to the debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and series of the debt securities;

•	the principal amount of the series of debt securities and whether there will be any limit upon the aggregate principal amount of such debt securities;

•

the person to whom interest, if any, on the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such interest, if any;

•	the date or dates on which the principal of the debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate of interest, if any, which may be fixed or floating, at which the debt securities will bear interest, or the method of determining the rate, if any;

•

whether payments of the principal of, and premium and interest, if any, on the debt securities will be determined by any index, formula or other method and the manner of determining the amount of these payments;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which interest, if any, will be payable and the related record dates;

•	the place or places where the principal of, and premium and interest, if any, on the debt securities will be payable if other than the location specified in this prospectus;

•	if such debt securities are to be redeemable at our option, any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples of $1,000;

•	the currency or currency unit in which principal, and premium and interest, if any, on the debt securities will be paid if other than U.S. dollars;

•

the currency or currency units in which the debt securities will be payable, if, at the election of us or a holder thereof, the principal of, and premium and interest, if any, on the debt securities is to be paid in one or more currencies or currency units other than that in which such debt securities are stated to be payable, and the terms and conditions upon which such election may be made and the amount so payable;

•

provisions specifying whether the debt securities will be convertible into other securities of ours and/or exchangeable for securities of ours or other issuers and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•

the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof as described below under the caption “— Events of Default — Remedies,” if other than the entire principal amount thereof;

•	whether the debt securities, in whole or any specified part, will not be defeasible as described below under the caption “— Defeasance;”

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture or in this prospectus;

•	whether the debt securities will be issued with warrants to purchase other securities;

•

any term applicable to original issue discount debt securities, if any, including the rate or rates at which such original issue discount debt securities, if any, shall accrue, and any necessary or desirable conforming changes to other provisions of the indenture; and

•	any other material terms of the debt securities not specified in this prospectus.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. Holders of debt securities will not pay any service charge for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture and the debt securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

Payment; Transfer

Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

Restrictive Covenants

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•

we have made or will make effective provision whereby the outstanding debt securities are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

Definitions.    Under the indenture:

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means our consolidated total assets as reflected in our most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1) Liens existing on the date that the applicable securities are issued;

(2) Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3) Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4) Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours;

•	the entity is merged into or consolidated with us or a subsidiary of ours; or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity,

as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6) Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature,

in each case, incurred in the ordinary course of business;

(7) Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9) Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10) Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11) any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) and (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) and (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Events of Default

Definition.    The indenture defines an Event of Default with respect to debt securities of any series issued thereunder as any one of the following events:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days after payment was due;

(3) failure to deposit any mandatory sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform any other covenant in the indenture, other than a covenant included solely for the benefit of series of debt securities other than that series, continued for 60 days after written notice as provided in the indenture;

(5) certain events of bankruptcy, insolvency or reorganization; and

(6) any other Event of Default provided with respect to debt securities of that series.

Remedies.    If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, unless the applicable prospectus supplement states otherwise, if an Event of Default described in clause (5) with respect to any debt securities of any series occurs and is continuing, then all of the debt securities of that series shall become immediately due and payable without any further act by us, any holder or the trustee. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•

we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

Obligations of Trustee.    The indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer indemnity reasonably satisfactory to the trustee. Subject to the provisions for indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Under the indenture we must furnish to the trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

Modifications and Amendments.    We and the trustee may modify and amend the indenture, in most cases with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by the modification or amendment.

Unless the applicable prospectus supplement states otherwise, however, we may not, without the consent of the holder of each outstanding debt security affected:

•	change the date specified in the debt security for the payment of the principal of, or any installment of principal of, or mandatory sinking fund or any premium or interest on, the debt security,

•	reduce the principal amount of, or any premium or interest on, any debt security,

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of that debt security,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

•	modify conversion rights in a manner adverse to the holders of the debt securities, or

•

reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of debt securities to be effected under the indenture at any time by us and the trustee with the consent of certain holders of our debt securities. With respect to any such series of debt securities, the required consent could be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series affected by that amendment, voting as a single class.

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the debt securities;

•	to add covenants of our company, or surrender any of our rights, or add any rights for the benefit of the holders of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of debt securities;

•	to provide for the issuance of additional securities in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination:

•

shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision, or

•	shall become effective only when there is no such debt security outstanding;

•	to secure one or more series of the debt securities;

•

to provide for the appointment of an authenticating agent or agents with respect to one or more series of debt securities which shall be authorized to act on behalf of the trustee to authenticate debt securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption of debt securities of such series;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities; or

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall, in the opinion of our board of directors, as evidenced by a resolution of our board of directors, materially adversely affect the interests of the holders of any debt securities then outstanding.

Waivers.    The holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any debt security of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

With respect to any series of debt securities issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding debt securities of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of debt securities of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Consolidation, Merger and Conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•

we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the debt securities is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Defeasance

Unless the applicable prospectus supplement states otherwise, the following defeasance provisions will apply to the debt securities.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below, which we refer to as full defeasance; or

•

to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the trustee, or other qualifying trustee, in trust, money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities to be defeased on the applicable due dates or redemption dates for the payments. Such a trust may be established only if, among other things, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding debt securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on debt securities when due as set forth in the indenture, and obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the trustee.

The applicable prospectus supplement may further describe additional provisions, if any, permitting full defeasance or covenant defeasance with respect to the debt securities.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all debt securities outstanding under the indenture or by depositing with the trustee or the paying agent, no earlier than one year before the debt securities become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us.

Regarding the Trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the trustee under the indenture for the debt securities, and its affiliates. The address of the trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Trust Administration. The trustee may own our debt securities, and transact other business with us, subject to the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the debt securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the debt securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the debt securities.

Governing Law

New York law governs the indenture and the debt securities.

Global Securities

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be issued in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, as depositary. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for that global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or a nominee of that successor depositary.

Book-Entry System

Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

The Depository Trust Company, or DTC, will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.

The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s book-entry records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•

the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock, or any of the other securities that we may sell under this prospectus, at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase or sell the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things:

•	the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts;

•	any special United States federal income tax considerations applicable to the purchase contracts; and

•	any material provisions governing the purchase contracts that differ from those described above.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

EXPERTS

The consolidated financial statements of Sprint Nextel Corporation and subsidiaries as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to the adoption of recently issued accounting guidance regarding accounting for business combinations and equity method investments in 2009.

The statements of operations, cash flows and business equity (included within the statement of stockholders’ equity and comprehensive loss) of the WiMAX Operations of Sprint Nextel Corporation for the year ended December 31, 2007, included in the consolidated financial statements of Clearwire Corporation, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph regarding the business combination between Clearwire Corporation and the WiMAX Operations of Sprint Nextel Corporation), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Jones Day.

$1,500,000,000

SPRINT NEXTEL CORPORATION

7.000% Notes due 2020

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Deutsche Bank Securities

Barclays

BofA Merrill Lynch

Citigroup

Goldman, Sachs & Co.

Senior Co-Managers

Credit Suisse

Scotiabank

Wells Fargo Securities

Co-Manager

The Williams Capital Group, L.P.

August 9, 2012